As filed with the Securities and Exchange Commission on November 7, 2001
                      Registration No. 333-_____
                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                LEGG MASON, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

              MARYLAND                                     52-1200960
         ----------------------                         -----------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                  100 Light Street, Baltimore, Maryland 21202
                  -------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)

                  LEGG MASON, INC. EMPLOYEE STOCK PURCHASE PLAN
                  ---------------------------------------------
                            (Full Title of the Plan)


                            ROBERT F. PRICE, ESQUIRE
              Senior Vice President, General Counsel and Secretary
                                Legg Mason, Inc.
                                100 Light Street
                            Baltimore, Maryland 21202
                     -------------------------------------
                     (Name and address of agent for service)

                                 (410) 539-0000
                          ---------------------------
          (Telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
 ------------------------------------------------------------------------------
                                     Proposed      Proposed
 Title of          Amount            Maximum       Maximum        Amount of
Securities to       to be          Offering Price  Aggregate      Registration
be Registered     Registered (1)    Per Share (2)  Offering Price     Fee
-------------------------------------------------------------------------------
Common Stock     3,000,000 shs.      $42.05       $126,150,000    $31,538
(.10 Par Value)
-------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Legg Mason, Inc. Employee Stock Purchase Plan in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on November 1, 2001.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Legg Mason, Inc. Employee Stock Purchase Plan (the "Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.     Incorporation of Documents by Reference.
                     ---------------------------------------

                  The following documents filed by Legg Mason, Inc. (the "Company") with the Commission are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

                  (c) The Company's Current Reports on Form 8-K dated May 30, 2001, May 31, 2001, June 1, 2001, June 26, 2001 and August 1, 2001.

                  (d) The  description of the Company's  common stock,  $.10 par
value,   contained  in  Amendment  No.  5  to  the  Company's   Application  for
Registration on Form 8-A, filed February 23, 2001.

                  In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Experts
        ------------

                  The consolidated financial statements and financial statement schedules incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Company for the year ended March 31, 2001 and the audited historical financial statements of Private Capital Management, Inc. for the six months ended June 29, 2000 and of Private Capital Management, L.P. for the six months ended December 31, 2000 incorporated in this Registration Statement by reference to the Company's Current Report on Form 8-K dated August 1, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                  The statement of financial condition of Carnes Capital Corporation as of December 31, 2000, and the related statements of income, stockholder's equity, and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         Item 4.      Description of Securities.
                      -------------------------

                  Not Applicable.

         Item 5.      Interests of Named Experts and Counsel.
                      --------------------------------------

                  The validity of the shares of the Company's common stock registered hereby have been passed upon for the Company by Robert F. Price, Esq., the Company's General Counsel. Mr. Price beneficially owns, and has rights to acquire under an employee benefit plan of the Company, an aggregate of less than one percent of the common stock of the Company.

         Item 6.      Indemnification of Directors and Officers.
                      -----------------------------------------

                  Section 2-418 of the Maryland General Corporation Law ("Section 2-418") establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted or failed to act in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act or omission was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by Section 2-418.
Section 2-418 also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in Section 2-418 does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

                  The Registrant's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

                  The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate maximum coverage of $35,000,000.

                  The foregoing summaries are subject to the complete text of the statute, By-Laws and policies referred to above and are qualified in their entirety by reference thereto.

         Item 7.       Exemption from Registration Claimed.
                       -----------------------------------

                  Not Applicable.

         Item 8.       Exhibits.
                       --------

                                      Description of
         Exhibit Number                  Document
        ---------------                 -----------


                  4.1 Legg Mason, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix C to the definitive proxy statement for the Company's 2001 Annual Meeting of Stockholders).

                  4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Form 10-Q for the quarter ended September 30,
                                    2000).

                  4.3 By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31,
                                    1988).

                  5                 Opinion  of Robert F.  Price,  Esq.,  Senior
                                    Vice   President,    General   Counsel   and
                                    Secretary of the Registrant.

                  23.1              Consent   of   PricewaterhouseCoopers   LLP,
                                    independent accountants.

                  23.2              Consent    of    KPMG    LLP,    independent
                                    accountants.

                  23.3 Consent of Robert F. Price, Esq. (included in Exhibit 5).

                  24 Powers of Attorney of certain directors and officers of the Registrant (included on signature pages hereto).

                  The Plan is not intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

         Item 9.   Undertakings.
                   ------------

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this Registration Statement:

                                (i)  To  include  any  prospectus   required  by
Section  10(a)(3) of the  Securities  Act of 1933,  as amended (the  "Securities
Act");

                                (ii) To reflect in the  prospectus  any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                (iii) To include any material  information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                             (2)  That,  for  the  purpose  of  determining  any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             (3) To  remove  from  registration  by  means  of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 7th day of November, 2001.

                                        LEGG MASON, INC.



                                        By:  /s/ Robert F. Price
                                             ------------------------------
                                             Robert F. Price
                                             Senior Vice President

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, Richard J. Himelfarb and Robert F. Price, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                        Title                         Date



/s/ Raymond A. Mason              Chairman of the Board,        November 7, 2001
----------------------------      President and Chief
Raymond A. Mason                  Executive Officer
                                  (Principal Executive Officer)



/s/ Thomas L. Souders             Senior Vice President and     November 7, 2001
-----------------------------     Treasurer
Thomas L. Souders                 (Principal Financial and
                                  Accounting Officer)


/s/ Harold L. Adams               Director                      November 7, 2001
-----------------------------
Harold L. Adams

[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]


/s/ James W. Brinkley             Director                      November 7, 2001
------------------------------
James W. Brinkley


/s/ Edmund J. Cashman, Jr.        Director                      November 7, 2001
------------------------------
Edmund J. Cashman, Jr.



/s/ Harry M. Ford, Jr.            Director                       November 7 2001
------------------------------
Harry M. Ford, Jr.



/s/ Richard J. Himelfarb          Director                      November 7, 2001
-----------------------------
Richard J. Himelfarb



/s/ John E. Koerner, III          Director                      November 7, 2001
------------------------------
John E. Koerner, III



/s/ Edward I. O'Brien             Director                      November 7, 2001
-------------------------------
Edward I. O'Brien



/s/ Peter F. O'Malley             Director                      November 7, 2001
-------------------------------
Peter F. O'Malley



/s/ Nicholas J. St. George        Director                      November 7, 2001
-------------------------------
Nicholas J. St. George



/s/ Roger W. Schipke              Director                      November 7, 2001
-------------------------------
Roger W. Schipke



/s/ James E. Ukrop                Director                      November 7, 2001
-------------------------------
James E. Ukrop

                                  EXHIBIT INDEX


                                 Description of
Exhibit Number                      Document

        4.1 Legg Mason, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix C to the definitive proxy statement for the Company's 2001 Annual Meeting of Stockholders).

        4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to Form 10-Q for the quarter ended September 30, 2000).

        4.3 By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).

        5 Opinion of Robert F. Price, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

        23.1                     Consent    of    PricewaterhouseCoopers    LLP,
                                 independent accountants.

        23.2                     Consent of KPMG LLP, independent accountants.

        23.3                     Consent of Robert F. Price,  Esq.  (included in
                                 Exhibit 5).

        24                       Powers of  Attorney  of certain  directors  and
                                 officers  of  the   Registrant   (included   on
                                 signature pages hereto).